Year Ended December 31, 2005

John Hancock Investment Trust

John Hancock Large Cap Equity Fund
Series -  1
NAV per share - Class C  $16.67
NAV per share - Class I  $18.05

John Hancock Balanced Fund
Series -  2
NAV per share - Class C  $12.60
NAV per share - Class I  $12.61
Dividends from net investment
income
Per share - Class C      $.0781
Per share - Class I      $0.2256
Dividends from net realized gain
Per share - Class C      $0.4522
Per share - Class I      $0.4522

John Hancock Sovereign Investors Fund
Series -  3
NAV per share - Class C  $18.49
NAV per share - Class I  $18.51
NAV per share - Class R  $18.45
Dividends from net investment
income
Per share - Class C      $.1799
Per share - Class I      $0.0442
Per share - Class R      $0.0442
Dividends from net realized gain
Per share - Class C      $1.3031
Per share - Class I      $1.3031
Per share - Class R      $1.3031

John Hancock Large Cap Intrinsic Value Fund
Series -  5
NAV per share - Class C  $11.52
NAV per share - Class I  $11.60
Dividends from net realized gain
NAV per share - Class C  $.3097
NAV per share - Class I  $.3097
NAV per share - Class R  $.3097

John Hancock Small Cap Intrinsic Value Fund
Series -  6
NAV per share - Class C  $10.81
NAV per share - Class I  $10.89
Dividends from net realized gain
NAV per share - Class C  $0.8548
NAV per share - Class I  $0.8548
NAV per share - Class R  $0.8548